SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported):  September 27, 1996

                             MOBILEMEDIA CORPORATION

             (Exact name of registrant as specified in its charter)

       Delaware                      0-26320                    22-3253006
(State or other jurisdiction    (Commission File No.)       (IRS Employer
      of incorporation)                                     Identification No.)

              65 Challenger Road, Ridgefield Park, New Jersey 07660
                    (Address of principal executive offices)
                                   (Zip Code)

                                 (201) 440-8400
              (Registrant's telephone number, including area code)


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          (Former name or former address, if changed since last report)












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                       INFORMATION TO BE INCLUDED IN THE REPORT

          Item 1.   Changes in Control of Registrant
                         Not Applicable.

          Item 2.   Acquisition or Disposition of Assets.
                         Not Applicable.

          Item 3.   Bankruptcy or Receivership
                         Not Applicable.

          Item 4.   Changes in Registrant's Certifying Accountant
                         Not Applicable.

          Item 5.   Other Events.
                         On September 27, 1996, the Company issued the press release attached as Exhibit A hereto.

                    With respect to the licensing errors mentioned in the press release, the Company has stated that the approximately 400 to 500 stations involved are part of its local transmission, one-way paging networks and represent approximately 6% to 7% of the Company's local stations. The Company operates approximately 8000 such stations, with the ability to complete 2000 more.
                    Also, the Company stated that in approximately 225 of the cases, stations were reported as constructed, when in fact they were not, and the other stations were properly constructed, but the filings related to them were filed late.

          Item 6.   Resignations of Registrants Directors.
                         Not Applicable

          Item 7.   Financial Statements and Exhibits.
                         Not Applicable

          Item 8.   Change in Fiscal Year.
                         Not Applicable






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                    Pursuant to the requirements of the Securities Exchange
          Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             MOBILEMEDIA CORPORATION,
                                             a Delaware corporation

          Date:  October 1, 1996             By:  /s/ Michael K. Lorelli
                                                  ----------------------
                                                  Michael K. Lorelli
                                                  Chief Executive Officer

          Date:  October 1, 1996             By:  /s/ Santo J. Pittsman
                                                  ---------------------
                                                  Santo J. Pittsman
                                                  Senior Vice President and
                                                  Chief Financial Officer

















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                                    EXHIBIT INDEX


          Exhibit                                                      Page
          -------                                                      ----


          Exhibit A  --  Press Release dated September 27, 1996.         5






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          [MOBILEMEDIA LOGO]

                                                      FOR IMMEDIATE RELEASE

          CONTACTS:

          Michael K. Lorelli      Santo J. Pittsman       Laura E. Wilker
          CEO & President         SVP & CFO               Burson-Marsteller
          (201) 462-4949          (201) 393-4693          (201) 462-4959

                         INTERNET: http://www.mobilecomm.com


                               MOBILEMEDIA CORPORATION
                               -----------------------

          RIDGEFIELD PARK, N.J. -- September 27, 1996 -- MobileMedia Corporation (NASDAQ: MBLM), today estimated that, due to continuing costs and increased subscriber churn associated with the integration of the operations of MobileComm, earnings before interest, taxes, depreciation and amortization (EBITDA) for the third quarter ending September 30, 1996 are expected to be approximately $35 million. These expected results also include approximately $1 million of non-recurring costs related to the separation of three senior executives in July and the hiring of a new Chief Executive Officer, Michael K. Lorelli. The Company plans to release final revenue and earnings figures for the third quarter on October 24, 1996. In addition, the Company intends to discuss operating performance, the progress of its integration efforts and its financial position in more detail at that time.

          The Company noted that third quarter results would, absent waivers or certain other events, place the company in violation of certain covenants in its bank credit agreement. The Company is working with its banks as well as its financial advisors on measures to address these issues.

          The Company also said that it had discovered certain errors in the licensing process for a number of its local transmission one-way paging stations. The Company has appointed outside counsel to conduct an independent investigation into the licensing errors. The Company also has


















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          commenced discussions with the Federal Communications Commission
          (FCC) regarding the errors and will deliver the report of its investigations to the FCC upon completion. The Company cannot be certain what action the FCC may take in regard to this matter, but such actions could have a material adverse effect upon the financial condition or operations of the Company. None of the Company's nationwide or PCS licenses appear to be involved in the matter.

          Mr. Lorelli said, "Third quarter earnings have been significantly impacted by the effects of the integration of the operations of MobileComm, the largest acquisition ever in the paging industry, which doubled the size of the Company. As the Company has previously stated, we expect to carry additional costs throughout the integration period, which is expected to be completed by the end of the second quarter of 1997. In addition, the difficulties associated with the integration of two sizable companies have caused subscriber churn to increase from that reported for the first half of 1996."

          The Company stated that it expects to report approximately 55,000 net additions to units-in-service for the third quarter, bringing total pagers in service to approximately 4.5 million as of September 30, 1996.

          Looking forward to the Company's prospects, Mr. Lorelli added, "While integration costs and increased subscriber churn are having a greater effect on near-term earnings than originally anticipated," he noted, "Our nationwide licenses, consumer presence, scale and national infrastructure will over the long-term position the Company as a major participant in the paging and wireless messaging industry."

          David Bayer, Chairman of the Board of MobileMedia, said "Although we are disappointed with third quarter results, the integration issues have been identified and are being aggressively addressed. We have new management in place. Based on his past experience, including leading units of PepsiCo, Mike Lorelli has the operating expertise and national scale experience that will





















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          position us for a successful implementation of our strategic plan. In addition, I will continue to work closely with Mike as we search for additional senior management talent."

          Based in Ridgefield Park, New Jersey, MobileMedia Corporation is the second largest provider of paging and personal communications services in the United States, offering local, regional and nationwide coverage in all 50 states. The Company operates two one-way nationwide networks and owns two nationwide narrowband PCS licenses for the next generation of wireless messaging services.

          Statement contained in this release that are not based on historical fact are "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The "Risk Factors" and cautionary statements identifying important factors that could cause actual results to differ materially from those in the forward looking statements are detailed in the Company's 1995 10-K filing with the Securities and Exchange Commission.



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